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                                                                       EXHIBIT 5
                            Fredrikson & Byron, P.A.
                              4000 Pillsbury Center
                              200 South 6th Street
                           Minneapolis, MN 55402-1425
                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077


January 22, 2004

CorVu Corporation
3400 West 66th Street, Suite 445
Edina, Minnesota  55435

RE:      Registration Statement on Form SB-2 - Exhibit 5

Gentlemen/Ladies:

         We have acted as counsel for CorVu Corporation (the "Company") in connection with the Company's filing of Registration Statement on Form SB-2 (the "Registration Statement"), relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 2,385,000 shares of Common Stock of the Company (the "Shares") by persons who are currently holders of Common Stock of the Company or who may become such holders upon exercise of warrants (the "Warrants"). The Shares consist of 1,783,334 shares of Common Stock issued and outstanding, and 601,666 shares of Common Stock issuable upon exercise of Warrants.

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Restated Articles of Incorporation, as amended;

         2.       The Company's Restated Bylaws, as amended;

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Warrants;

         4.       The Warrants; and

         5.       The Registration Statement.

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         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Restated Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares to be sold by the selling shareholders named in the Registration Statement consist of (i) 1,783,334 validly issued, fully paid and nonassessable Shares and (ii) 601,666 shares issuable upon the exercise of the Warrants in accordance with the terms and conditions of the Warrants, when received and to be sold by the selling shareholders named in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.


                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.

                                       By /s/ Barbara Muller
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                                          Barbara Muller, Vice President